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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
The John Nuveen Company:

     We consent to the use of our report dated January 19, 2000, incorporated herein by reference, relating to the consolidated balance sheets of The John Nuveen Company as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in common stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1999 annual report on Form 10-K of The John Nuveen Company.

Chicago, Illinois
May 12, 2000